UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On August 21, 2015, Rocky Mountain Chocolate Factory, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at the DoubleTree Hotel, 501 Camino Del Rio, Durango, Colorado 81301. At the close of business on June 26, 2015, the record date for the Annual Meeting, there were a total of 5,952,583 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 5,300,722 shares, or 89.0% of the outstanding shares of Common Stock entitled to vote, were represented by proxy or in person and, therefore, a quorum was present at the Annual Meeting. Each of the proposals were approved, and each of the director nominees were elected, by the vote of the shareholders at the Annual Meeting. The results of the matters submitted to a vote of the shareholders at the Annual Meeting were as follows:

Proposal 1 — Election of directors.

	Votes For	Votes Withheld	Broker Non-Votes
Franklin E. Crail	1,897,991	1,232,961	2,169,770
Lee N. Mortenson	1,831,111	1,299,841	2,169,770
Bryan J. Merryman	1,866,602	1,264,350	2,169,770
Gerald A. Kien	1,866,924	1,264,028	2,169,770
Clyde Wm. Engle	1,809,441	1,321,511	2,169,770
Scott G. Capdevielle	1,863,717	1,267,235	2,169,770

Proposal 2 — Ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2016.

Votes For	Votes Against	Abstentions
5,257,790	23,322	19,610

Proposal 3 — Advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,957,668	130,526	42,758	2,169,770

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 21, 2015	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer,
Chief Financial Officer, Treasurer and Director